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                                                                   EXHIBIT 10.11

                          WATER AND FUEL OIL AGREEMENT

     This Agreement is made between Otter Tail Power Company, a division of Otter Tail Corporation, as operating agent ("Agent") for Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc. and NorthWestern Public Service, a division of NorthWestern Corporation, and Otter Tail Power Company (collectively the "Big Stone Plant Co-Owners"), having its principle office at the offices of Otter Tail Power Company, 215 South Cascade Street, City of Fergus Falls, State of Minnesota, and Northern Lights Ethanol, LLC, having its principle office at 1303 East Fourth Avenue, Milbank, South Dakota, ("Northern Lights").

RECITALS

     The parties recite and declare:

     A. Northern Lights is to be the owner and operator of an ethanol facility consisting of a plant and supporting elements located near the Big Stone Generating Plant, Big Stone, South Dakota, which ethanol facilities are herein referred to as the "project."

     B. The parties believe there are a number of synergies that exist between the project and the Big Stone Plant, including, but not limited to, water, wastewater, water for fire protection, and rail access.

     C. The parties desire to enter into an agreement to formally establish the development, use, and cost of these synergies.

     Now, therefore, in consideration of the mutual covenants and agreements hereinafter set forth, Agent and Northern Lights agree as follows:

SECTION ONE. WASTEWATER

1.1 Agent will accept without compensation therefore wastewater from the project so long as the quality of the wastewater is equal to or better than the quality requirements set forth in Attachment A, and the temperature does not exceed 90 degrees Fahrenheit.

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1.2  Northern Lights will:

     a. Deliver to Agent wastewater of such quality that it is equal to or better than the quality requirements set forth in Attachment A, and the temperature does not exceed 90 degrees Fahrenheit.

     b. Construct and maintain at its cost the pipeline, plumbing and any other facilities necessary to transport wastewater from the project to the Big Stone Plant Cooling Pond.

     c. Provide sampling of the wastewater to monitor the quality and temperature of the wastewater in accordance with the procedures set forth in Attachment A. Data on quality and temperature will be shared with the Big Stone Plant Manager.

SECTION TWO. DISTILLED WATER

2.1  Agent will:

     a. Provide to the project up to 300 gallons per minute of distilled water from its brine concentrator and/or makeup pond upon a schedule which will permit Northern Lights to maintain continuous operation of the project based upon Northern Lights providing storage capacity at the project site of 40,000 gallons of distilled water.

     b. Determine the amount of water provided Northern Lights and bill Northern Lights for water delivered to the project at the rates set forth in Attachment B attached hereto and made a part of this Agreement.

2.2  Northern Lights will:

     a. Construct, maintain and pay all costs associated with the construction and maintenance of pipelines to transport water from the Big Stone Plant brine concentrator and makeup pond to the project.

     b. Install and maintain at its expense a water meter and measure the water received by Northern Lights from Agent's brine concentrator and makeup pond.

     c. Pay within 30 days of receipt of Agent's invoice for water received from the brine concentrator or makeup pond at the rates set forth in Attachment B.

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     d. Use water for industrial use as per the Big Stone Plant Water
Appropriation Permit.

     e. Maintain a storage capacity for distilled water of at least 40,000 gallons.

     f. Grant Agent access to inspect water meter and make measurement as described in 2.1.

2.3  Metering Testing:

     a. Agent shall make special meter tests at any reasonable time at Northern Lights' request. The costs of the tests shall be borne by Agent; provided, however, that if any special meter test made at Northern Lights' request shall disclose that the meter is recording accurately, Northern Lights shall reimburse Agent for the cost of such test. If the meter registers not more than 2% above or below normal, then the meter shall be deemed to be accurate. The readings of the meter which have been disclosed by tests to be inaccurate shall be corrected for the 90 days previous to such test in accordance with the percentage of inaccuracy found by such test. If the meter should fail to register for any period, Agent and Northern Lights shall agree as to the amount of water furnished during such period and, Northern Lights shall pay said amount.

     b. Agent shall notify Northern Lights in advance of the time of any special meter reading or test so that Northern Lights' representative may be present at such meter reading or test.

SECTION THREE. WATER FOR FIRE PROTECTION

3.1  Agent will:

     a. Allow Northern to connect to Big Stone's 10" fire main at a location to be mutually agreed upon by the parties and access the Big Stone Plant Cooling Pond and auxiliary water supplies.

     b. Make such water for fire protection available through access to the 10" water main for an annual fee of $2,000.00 with the first payment due upon commencement of operations by Northern Lights (the "Operations Date"). Subsequent annual fees shall be due upon the annual anniversary date of the Operations Date.

     c. Maintain continuous supplies of water for fire protection through its main and auxiliary systems at water pressure rates mutually agreed upon by the parties.

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3.2  Northern Lights will:

     a. Construct and maintain the necessary pipeline, fire protection and any necessary pumping systems from the 10" water main to the project.

     b. Pay $2,000.00 annually as a fee for access to water for fire protection within 30 days of receipt of Agent's invoice.

     c. Use water for fire protection purposes only.

     d. Cooperate with the Big Stone Plant Manager to develop a notification system for any activation of Northern Lights' fire protection system.

SECTION FOUR. RAIL ACCESS

4.1  Agent will:

     a. Make available to Northern Lights the use of the Big Stone spur line which runs from the main line of the Burlington Northern Santa Fe Railroad to the Big Stone Plant.

     b. Assess Northern Lights on a monthly basis a per car assessment for each car that is brought across the Big Stone spur line to the project at the rates set forth in Attachment B.

     c. Permit Northern Lights to tie-in its spur line to the Big Stone spur line at the location identified in the Access and Rail Agreement dated April 18, 2001, between Northern Lights and the Big Stone Plant Co-Owners (the "Access and Rail Agreement").

4.2  Northern Lights will:

     a. Construct and maintain the Northern Lights spur line necessary for the project to receive deliveries from and to ship across the Big Stone spur line.

     b. Pay within 30 days of receipt of Agent's invoice the per car assessment for each car that is brought across the Big Stone spur line to the project.

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SECTION FIVE. FUEL STORAGE

5.1  Agent will:

     a. Maintain fuel oil storage capacity of at least 60,000 gallons.

     b. Provide to Northern Lights at a rate not less than 20 gallons per minute fuel oil from storage tanks located on the Big Stone Plant grounds.

     c. Make available fuel oil from the Big Stone Plant for the average purchase price for the oil in storage on a first-in, first-out basis, plus an additional 15% for handling.

5.2  Northern Lights will:

     a. Provide piping from the Big Stone Plant fuel oil storage tanks and return lines to the project.

     b. Provide metering for fuel oil consumed.

     c. Pay Agent for fuel oil received within 30 days following receipt of Agent's invoice.

5.3  Metering Testing:

     a. Agent shall make special meter tests at any reasonable time at Northern Lights' request. The costs of the tests shall be borne by Agent; provided, however, that if any special meter test made at Northern Lights' request shall disclose that the meter is recording accurately, Northern Lights shall reimburse Agent for the cost of such test. If the meter registers not more than 2% above or below normal, then the meter shall be deemed to be accurate. The readings of the meter which have been disclosed by tests to be inaccurate shall be corrected for the 90 days previous to such test in accordance with the percentage of inaccuracy found by such test. If the meter should fail to register for any period, Agent and Northern Lights shall agree as to the amount of fuel oil furnished during such period and Northern Lights shall pay said amount.

     b. Agent shall notify Northern Lights in advance of the time of any special meter reading or test so that Northern Lights' representative may be present at such meter reading or test.

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SECTION SIX. MODIFICATIONS TO BIG STONE PLANT

     Nothing in this Agreement shall require modifications or improvements to the Big Stone Plant, except as such modifications or improvements are specifically identified herein.

SECTION SEVEN. TERM

     For wastewater, distilled water, water for fire protection and fuel oil services, this Agreement shall continue in force for the term of ten (10) years from, and after January 1, 2002, and shall be followed by two (2) additional five (5) year terms, and thereafter from year to year; provided however that either party shall have the right to terminate this Agreement on any of the following dates: (a) date of expiration of the initial term upon 12 months' advance notice by the terminating party; (b) date of expiration of any subsequent contractual term upon 12 months' advance notice by the terminating party; or (c) the date of sale or permanent discontinuance by Northern Lights of the project at any time after the initial term. The foreclosure of an assignment of this Agreement by Northern Lights' primary lender for operations and/or facilities financing (the "Primary Lender"), and the reassignment of this Agreement pursuant to a foreclosure action initiated by the Primary Lender shall not be deemed an involuntary assignment, transfer or sale triggering the termination provisions of the previous sentence. For rail access, this Agreement shall continue in force for so long as the Access and Rail Agreement remains in force, except as otherwise provided in Section Ten.

SECTION EIGHT. INTERRUPTIBILITY

     Agent shall not interrupt any of the services provided herein, or any component thereof, except in the case of casualty damage, or in the case of a need to make repairs and systems enhancement, and in this later event only upon notice to Northern Lights adequate to permit Northern Lights to provide back-up services when required in Northern Lights' sole discretion. All repairs, whether routine or due to casualty, and all enhancements shall be made as timely as possible so as to provide as little disruption to Northern Lights' operations as possible. Notice shall be given to the Northern Lights' Plant Manager for the ethanol project.

SECTION NINE. GOOD FAITH BILLING DISPUTES

     If Northern Lights disputes in good faith any billings or adjustments to any billings for services rendered under this Agreement, then Northern Lights shall pay the undisputed amount to Agent and pay the disputed amount into a separate interest-bearing account at a

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federally insured financial institution mutually agreed upon by the parties.
This financial institution will be the account agent on behalf of Agent and Northern Lights. The disputed funds shall be held in this account during the pendency of the dispute. After resolution of the dispute, both parties will jointly designate to the account agent the proper distribution of all deposits, funds and accumulated interest. Any expenses by the account agent shall be borne equally by Agent and Northern Lights. Agent shall not have the right to suspend or terminate the services provided herein as a result of any or all good faith disputes.

SECTION TEN. BREACH OF AGREEMENT

10.1 If any of the following events of default shall occur: (a) if Northern Lights or the Primary Lender shall fail to pay any amount due hereunder and such failure shall continue for more than 30 days after written notice thereof from Agent to Northern Lights and the Primary Lender; or (b) if Northern Lights or the Primary Lender shall fail to perform or comply with any other term hereof and such failure shall continue for more than 30 days after written notice thereof from Agent to Northern Lights and the Primary Lender (or, if such failure is of such a character as to require more than 30 days to cure and if Northern Lights and/or the Primary Lender continue to use reasonable diligence in curing such failure for more than that period of time reasonably necessary to cure such failure); or (c) if any of the events or circumstances described in Section Seven (c) above occurs; or (d) if any of the events or circumstances described in Section Eighteen below occurs and the Primary Lender does not assume this Agreement, then and in any such event Agent may, at its option, terminate this Agreement and pursue any other legal rights or remedies at law or equity to which Agent is entitled.

10.2 If any of the following events of default shall occur: (a) if Agent shall fail to provide any of the services required hereunder, except as otherwise permitted under Section Eight, and such failure shall continue for more than three days after written notice thereof from Northern Lights; or (b) if Agent shall fail to perform or comply with any other term hereof and such failure shall continue for more than 30 days after written notice thereof from Northern Lights (or, if such failure is of such a character as to require more than 30 days to cure and if Agent continues to use reasonable diligence in curing such failure for more than that period of time reasonably necessary to cure such failure), then and in any such event, Northern Lights may, at its option, terminate this Agreement and pursue any other legal rights or remedies at law or equity to which Northern Lights is entitled.

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SECTION ELEVEN. INDEMNIFICATION, WAIVER OF SUBROGATION AND INSURANCE

11.1 Northern Lights shall protect, indemnify and save harmless Agent from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed on or incurred by or assessed against Agent or Agent's property during the term of this Agreement, for any of the following: (a) any accidents or injury to or death of persons or loss of or damage to property of third persons occurring on or about Northern Lights' project site and/or Agent's facilities due to the negligence or tortuous act on the part of Northern Lights or any of its agents, contractors sublessees, licensees or invitees; or (b) any failure on the part of Northern Lights to perform or comply with any of the terms of this Agreement; or (c) any mechanic's or supplier's claim or lien in connection with for work done or materials furnished relating to the Northern Lights' project site and/or Agents's facilities. In case of any action, suit or proceeding is brought against Agent by reason of any such occurrence, Northern Lights, on request of Agent, shall at Northern Lights' expense defend the action, suit or proceeding with counsel designated by Northern Lights and approved by Agent, which approval shall not be unreasonably withheld. Northern Lights waives all claims against Agent for damages to Northern Lights' facilities and property that are now on or will be placed or constructed on the project site and to the property of Northern Lights in, on or about the project site, from any cause arising at any time.

11.2 Agent shall protect, indemnify and save harmless Northern Lights from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed on or incurred by or assessed against Northern Lights or Northern Light's property during the term of this Agreement for any of the following: (a) any accidents or injury to or death of persons or loss of or damage to property of third persons occurring on or about Northern Lights' project site or Agent's facilities due to the negligence or tortious act on the part of Agent or any of its agents, contractors, sublessees, licensees or invitees; or (b) any failure on the part of Agent to perform or comply with any of the terms of this Agreement; or (c) any mechanic's or supplier's claim or lien in connection with for work done or materials furnished relating to the Northern Lights' project site and/or Agent's facilities. In case of any action, suit or proceeding is brought against Northern Lights by reason of any such occurrence, Agent, on request of Northern Lights, shall at Agent's expense, defend the action, suit or proceeding with counsel designated by Agent and approved by Northern Lights, which approval shall not be unreasonably withheld. Agent waives all claims against Northern Lights for damages to Agent's facilities and property that are now on or will be placed or constructed on the project site

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and to the property of Agent in, on or about the project site, from any cause arising at any time.

11.3 Both parties hereby waive any and all rights of recovery which either of them may have against the other for any loss of property which is covered by insurance carried by the other party pursuant to the provisions of this Agreement, or would have been covered had said party maintained the insurance required under this Agreement, including without limitation any loss due to the negligence or intentional acts of a party, or its agents or employees.

11.4 Both parties shall, at their own expense, procure and maintain, or cause to be procured and maintained, in force throughout the term of this Agreement, hazard insurance with extended coverage endorsement against loss or damage to their respective facilities and property located therein, with coverage for perils as set forth under the Causes of Loss-Special Form in an amount equal to the full insurable replacement cost of said facilities and property. Said policy shall require the insurer to give the other party at least 30 days' advance written notice of any expiration or cancellation of any such policy.

11.5 Both parties shall, at their own expense, keep in effect commercial general liability insurance, including contractual liability insurance, covering their respective operations on and about their respective facilities and properties, with such limits of liability as each shall reasonably determine from time to time, but not less than combined single limits of $2,000,000.00 per occurrence for bodily injury, death or property damage. The policies, endorsements, insurers and/or insurance agents as the case may be, shall name the other party as additional insureds with respect to their respective facilities, shall be written on an "occurrence" basis and not on a "claims made" basis, shall be endorsed to provide that it as primary to and not contributory to any policies carried by the other, shall contain a severability of interests clause, shall provide that it shall not be cancelable or allowed to expire without at least 30 days' prior written notice to the other party, and shall be issued in forms satisfactory to the other party.

SECTION TWELVE. FORCE MAJEURE

     Agent shall not be liable to Northern Lights for its failure to deliver services hereunder, and Northern Lights shall not be liable to Agent for its failure to receive said services, when such failure shall be due to accident to or breakage of pipelines or equipment, failure of generating equipment or lines, fires, floods, storms, weather conditions, strikes, lockouts, or other industrial disturbance, riots, legal interference, governmental action or regulation, acts of God or public enemy, or, without limitation by enumeration, any other cause beyond Agent's or Northern Lights' reasonable control;

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provided Agent or Northern Lights shall promptly and diligently take such action as may be necessary and practicable under the then existing circumstances to remove the cause of failure and resume delivery and use of service, except that any labor disturbance may be settled at Agent's or Northern Lights' discretion. The party seeking to invoke this provision shall provide notice within 24 hours or such other time as is reasonable under the circumstances. The party shall further notify the other party as to the time when a force majeure condition is no longer in effect.

SECTION THIRTEEN. GOVERNING LAW

     This Agreement shall be governed by, construed, and enforced in accordance with the laws of South Dakota.

SECTION FOURTEEN. WAIVERS

     No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provisions of this Agreement, and no waiver shall be effective unless made in writing. In the event that any provision herein shall be illegal or unenforceable, such provisions shall be severed and the entire Agreement shall not fail, but the balance of the Agreement shall continue in full force and effect.

SECTION FIFTEEN. ENTIRE AGREEMENT

     This Agreement shall constitute the entire service agreement between the parties, and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party, except to the extent incorporated in this Agreement.

SECTION SIXTEEN. MODIFICATION OF AGREEMENT

     Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing, signed by each party or an authorized representative of each party.

SECTION SEVENTEEN. GOVERNMENTAL JURISDICTION AND AUTHORIZATIONS

     This Agreement shall at all times be subject to the jurisdiction of those governmental agencies having control over the parties hereto and the subject matter hereof, and the parties shall be subject to the conditions and obligations as such governmental agencies may, from time to time, direct in the exercise of their jurisdiction.

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Both parties hereto agree to exert their best efforts to comply with all applicable rules and regulations of all governmental agencies having authority over either party to this Agreement. The parties shall take all reasonable action necessary to secure all the required governmental approvals required by or for this Agreement in its entirety and without charge.

SECTION EIGHTEEN. ASSIGNMENT

     Except as provided in Sections Nineteen and Twenty below, Northern Lights shall not assign this Agreement either in whole or in part without in each such case receiving the prior written consent of Agent, which consent shall not be unreasonably withheld. Any consent given by Agent hereunder shall be with respect to the particular transaction for which such consent is requested, and the giving of such consent shall not be deemed consent to a subsequent transaction. No assignment shall release Northern Lights from, or in any respect restrict or modify, any of the obligations that Northern Lights has assumed hereunder.

SECTION NINETEEN. PROHIBITION OF INVOLUNTARY ASSIGNMENT; EFFECT OF BANKRUPTCY OR INSOLVENCY

19.1 This Agreement shall not be subject to involuntary assignment, transfer or sale, or to assignment, transfer or sale by operation of law in any manner whatever, except as is otherwise provided in this Section. Any attempt at involuntary assignment, transfer or sale except as is otherwise provided in this section shall be void and of no effect.

19.2 Without limiting the generality of the provisions of the preceding paragraph of this Section, Northern Lights agrees that in the event any proceeding is commenced by or against Northern Lights under any bankruptcy act as amended or replaced, and in the event that the bankruptcy trustee or debtor in possession fails to assume timely this Agreement under the provisions of the Bankruptcy Act, any such proceeding shall constitute an involuntary assignment prohibited by the provisions of the preceding paragraph of this Section and shall be deemed to constitute a breach of this Agreement by Northern Lights.

19.3 The foreclosure of an assignment granted by Northern Lights to the Primary Lender on Northern Lights' interest in the Agreement, or the appointment of a receiver as part of or in conjunction with a foreclosure action initiated by the Primary Lender, and the subsequent sale by said Primary Lender to a third party purchaser shall not be deemed an involuntary assignment, transfer or sale prohibited under the first paragraph of this Section. If a receiver is appointed in any other proceeding or action to which Northern

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Lights is a party and such receivership is not discharged within a period of 180 days after the creation of the receivership by a court of competent jurisdiction, or if Northern Lights has not posted a bond or obtained a surety to indemnify the petitioner for the receivership in an amount satisfactory to the court, then such receivership proceeding shall constitute an involuntary assignment prohibited by the provisions of the first paragraph of this Section and shall be deemed to constitute a breach of this Agreement by Northern Lights.

SECTION TWENTY. ENCUMBRANCE OF NORTHERN LIGHTS' INTEREST IN THIS AGREEMENT

20.1 Northern Lights may encumber and/or assign this Agreement as security for any indebtedness provided by the Primary Lender. The execution of any security agreement, assignment or other instrument, or the foreclosure of any security agreement, assignment or other instrument, or any sale, either by judicial proceeding or by virtue of any power reserve in said security agreement, assignment or other instrument, shall not be held as a violation of any of the terms or conditions of this Agreement, or an assumption by the Primary Lender personally of the obligations of this Agreement. The foregoing notwithstanding, the Primary Lender shall be personally liable for the payment and performance of all amounts due hereunder and other obligations to be paid or performed on the part of Northern Lights under this Agreement during any period the Primary Lender succeeds to Northern Lights' interest under this Agreement by virtue of foreclosure, conveyance in lieu of foreclosure or other transfer of Northern Lights' interest to the Primary Lender, and should the Primary Lender thereafter assign or otherwise transfer Northern Lights' interest under this Agreement to a transferee, the Primary Lender shall be released from all obligations and liabilities under this Agreement arising from and after the date of such assignment or transfer provided that the assignee or transferee expressly assumes in writing, for the benefit of Agent, such liabilities and obligations. No encumbrances, foreclosure, conveyance or exercise of rights shall relieve Northern Lights from its liability under this Agreement.

20.2 If Northern Lights shall encumber or otherwise assign to the Primary Lender Northern Lights' interest in this Agreement, and if Northern Lights or the Primary Lender shall give written notice to Agent of the existence of the encumbrance and/or assignment and the address of the Primary Lender, then Agent shall mail or deliver to the Primary Lender, at such address, a duplicate copy of all material notices in writing which Agent may from time to time give to or serve on Northern Lights under and pursuant to the terms and provisions of this Agreement. The copies shall be mailed or delivered to the Primary Lender at, or as near as possible to, the same time the notices are given to or served on Northern Lights. The Primary Lender may, at its option, at any time before the rights of Northern Lights shall be terminated as provided in this Agreement, pay any of the amounts due under this Agreement, or do any other act or thing required of Northern

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Lights by the terms of this Agreement, or do any act or thing that may be necessary or proper to be done in the observance of the covenants and conditions of this Agreement or to prevent the termination of this Agreement. All payments so made and all things so done and performed by the Primary Lender shall be as effective to prevent a termination of the rights of Northern Lights hereunder as the same would have been if done and performed by Northern Lights.

SECTION TWENTY ONE. ATTORNEYS' FEES

If any action at law or in equity shall be brought to recover any amounts due under this Agreement, or for or an account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party.

SECTION TWENTY TWO. EASEMENTS

     Each party shall grant to the other easements for ingress and egress to and from their respective properties for the purpose of installing, maintaining, inspecting, repairing the lines, meters and equipment to be installed pursuant to the terms of this Agreement.

     In witness whereof, each party to this Agreement has caused it to be executed on the dates indicated below.

Dated: 8-14-01                              NORTHERN LIGHTS ETHANOL, LLC


                                            By: /s/ Delton Strasser
                                               ---------------------------------

                                            Title: President
                                                  ------------------------------

Dated: 8-15-01                              OTTER TAIL POWER COMPANY
                                                As Agent for Co-Owners

                                            By: /s/ Mark Rolfes
                                               ---------------------------------

                                            Title: Plant Manager
                                                  ------------------------------

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                                  ATTACHMENT A

                     WASTE WATER PARAMETERS AND TESTING FOR
                             NORTHERN LIGHTS ETHANOL

              COD                       < 36 mg/liter
              TSS                       < 25 mg/liter
              TDS                       < 1,000 mg/liter
              Oil and Grease            < 15 mg/liter
              Temperature               < 90 degrees F
              pH                          6.0 to 9.0
              Total Residual Chlorine   < 1.5 mg/liter

     The sampling location will be at a sample port in Northern Lights mechanical building, past the last tee on the discharge line before the line enters the ground to go to Big Stone Power Plant's Cooling Pond.

     Sampling shall be by grab sample, once every two weeks. An independent lab agreeable to both parties will be utilized to analyze for COD, TSS, pH, TDS, and Total Residual Chlorine. Northern Lights Ethanol will pay for the testing.

     The absence of an oil sheen will be sufficient evidence that oil and grease is not present. If there are any signs of an oil sheen, the sample will be analyzed for oil and grease.

     The temperature shall be measured and recorded by the sample gatherer.

     Northern Lights certifies that it will only use cooling tower water treatment chemicals that would be acceptable for use in systems that are blown down to surface water under NPDES permits for non-contact cooling water.

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                                  ATTACHMENT B

THE REDACTED PORTION OF THIS ATTACHMENT B IS FILED SEPARATELY WITH THE SEC SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                      RATES

WATER

     Water shall be billed initially at $3.00 per 1,000 gallons. This rate is subject to an annual adjustment as follows:

     The water charge shall be adjusted by ***.

RAIL ACCESS

     Rail access shall be assessed initially at $7.50 per car brought across the Big Stone spur line to the Northern Lights' spur line. (Across spur line implies round trip.) Rail access assessment shall be subject to adjustment every five year period as follows:

     The rail access assessment shall be adjusted upwards by 10% every five years.